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                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 13th day of June, 2003, among each stockholder and/or warrant holder of VIEWPOINT INTERNATIONAL, INC., a Delaware corporation (the "Company") listed on
Schedule 1 hereto (each, a "Seller" and collectively, the "Sellers"); S. Anthony Margolis, an individual resident of Connecticut, and David J. Oddi, an individual resident of Connecticut, as the Sellers' Representatives (the "Sellers' Representatives"); and OXFORD INDUSTRIES, INC., a Georgia corporation (the "Buyer").

         WHEREAS, the Buyer, the Company, and the Sellers entered into a Stock Purchase Agreement (the "Purchase Agreement"), dated as of April 26, 2003, pursuant to which the Sellers agreed to sell, and the Buyer agreed to purchase, all of the outstanding stock and equity interests of the Company on the terms and conditions set forth in the Purchase Agreement;

         WHEREAS, pursuant to Section 8.12 and Section 9.5 of the Purchase Agreement, the Buyer, the Company, and the Sellers agreed to enter into an Earnout Agreement (the "Earnout Agreement"), dated as of the date hereof, as a condition to consummation of the transactions contemplated by the Purchase Agreement;

         WHEREAS, pursuant to Section 8.21 and Section 9.8 of the Purchase Agreement, the parties agreed to enter into this Agreement as a condition to consummation of the transactions contemplated by the Purchase Agreement;

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

         1.       Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

                  (a) "Business Day" shall mean any day on which banking institutions in New York, New York and the Stock Exchange are customarily open for the purpose of transacting business.

                  (b)      "Buyer Notice" shall have the meaning set forth in
         Section 4(b) hereof.

                  (c) "Buyer Refusal Period" shall have the meaning set forth in Section 4(b) hereof.

                  (d) "Common Stock" shall mean the common stock, par value $1.00 per share, of the Buyer.

                  (e) "Company" shall have the meaning set forth in the preamble.

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                  (f)      "Covered Person" shall have the meaning set forth in
         Section 3(a) hereof.

                  (g)      "Delay Notice" shall have the meaning set forth in
         Section 2(b)(i) hereof.

                  (h) "Earnout Agreement" shall have the meaning set forth in the recitals.

                  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (j) "Material Development Condition" shall have the meaning set forth in Section 2(b)(i) hereof.

                  (k) "Offer" shall have the meaning set forth in Section 4(a) hereof.

                  (l)      "Offered Shares" shall have the meaning set forth in
         Section 4(a) hereof.

                  (m)      "Person" shall mean any individual,
         partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, labor union or other entity.

                  (n) "Purchase Agreement" shall have the meaning set forth in the recitals.

                  (o) "Registration Notice" shall mean a written notice from the Sellers' Representatives requesting the Buyer to file a Shelf Registration Statement or, to the extent a Shelf Registration Statement has been filed and become effective, to make such Shelf Registration Statement available for resales thereunder.

                  (p) "Registrable Securities" shall mean any Shares held by the Sellers, excluding (i) Shares that have been sold pursuant to any Shelf Registration Statement or any other effective registration statement, (ii) Shares sold or otherwise transferred pursuant to Rule 144 under the Securities Act, (iii) Shares held by any Seller if all of such Shares are eligible for sale pursuant to Rule 144 under the Securities Act in one transaction in accordance with the volume limitations contained in Rule 144(e) under the Securities Act and (iv) Shares eligible for sale under Rule 144(k) under the Securities Act.

                  (q)      "Resale Window" shall have the meaning set forth in
         Section 2(a) hereof.

                  (r) "Right of Refusal Oxford Trading Price" shall mean the average of the high and low per share sales prices of a share of Common Stock during the regular trading session on the applicable Stock Exchange on the trading day immediately preceding the date that any Seller makes an applicable Offer.

                  (s) "Right of Refusal Sale Date" shall have the meaning set forth in Section 4(c) hereof.

                  (t)      "SEC" shall mean the Securities and Exchange
         Commission.

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                  (u)      "Securities Act" shall mean the Securities Act of
         1933, as amended from time to time.

                  (v) "Sellers" shall have the meaning set forth in the preamble.

                  (w) "Sellers' Representatives" shall have the meaning set forth in the preamble.

                  (x) "Shares" shall mean any shares of Common Stock issued to the Sellers pursuant to the Purchase Agreement and, if applicable, the Earnout Agreement.

                  (y) "Shelf Registration Statement" shall mean any registration statement filed by the Buyer pursuant to Section 2 of this Agreement, including the prospectus contained therein, any amendments, and all exhibits thereto and supplements to such registration statement, including post-effective amendments, and all material incorporated by reference (or deemed to be incorporated by reference) in such registration statement; provided that such registration statement shall only be used for resales of the Registrable Securities in brokered transactions at the market.

                  (z) "Stock Exchange" shall mean (i) the New York Stock Exchange or (ii) if shares of Common Stock are not listed on the New York Stock Exchange, another national securities exchange or automated quotation system on which shares of Common Stock are listed or quoted.

                  (aa) "Subsidiary" shall mean any Person of which any specified Person shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or otherwise have the power to elect a majority of the board of directors or similar governing body or the legal power to direct the business or policies of such Person.

         2.       Shelf Registration Under the Securities Act.

                  (a) Filing of a Shelf Registration Statement. The Buyer shall file with the SEC as promptly as practicable after the receipt of a Registration Notice (and with respect to a Registration Notice relating to Registrable Securities issued pursuant to the Earnout Agreement at the election of the Sellers within thirty (30) days), subject to the Buyer's receipt of all information from the Sellers that is necessary to comply with applicable state and federal securities laws, and use commercially reasonable efforts to cause to become effective as promptly as possible thereafter, a Shelf Registration Statement. The Buyer agrees to use its commercially reasonable efforts to (i) cooperate with the Sellers in the disposition of the Registrable Securities pursuant to this Agreement and (ii) subject to Section 2(b) hereof, to keep the Shelf Registration Statement continuously effective so long as the Sellers hold such Registrable Securities. Notwithstanding anything herein to the contrary, the effectiveness of a Registration Notice shall be subject to the following: (i) no Registration Notice may be delivered prior to the date that is ninety
         (90) days after the date hereof, (ii) any Registration Notice relating to Registrable Securities issued pursuant to the Earnout Agreement at the election

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         of the Sellers may be delivered on or after the date the Sellers'
         Representatives submit the Sellers Stock Percentage or Accelerated Stock Percentage (each as defined in the Earnout Agreement), as applicable, to the Buyer, and (iii) Registration Notices may only request, (A) in the case of a request to file a Shelf Registration Statement, that such Shelf Registration Statement be filed on any date beginning no earlier than the first day of a Resale Window (as defined below) and ending no later than the last day of a Resale Window and (B) in the case of a request to use an existing Shelf Registration Statement, that such Shelf Registration Statement be made available for resales thereunder beginning no earlier than the first day of a Resale Window and ending no later than the last day of a Resale Window. Each Registration Notice shall specify the Registrable Securities covered thereby, the holder thereof, and the requested action with respect to any Shelf Registration Statement (including, if applicable, the time period during which use of such Shelf Registration Statement is being requested). Notwithstanding anything herein to the contrary, (i) the Buyer shall have no obligation to have any Shelf Registration Statement declared effective until 180 days after the date hereof and (ii) at any time that a Seller is an employee, officer, director or consultant of the Buyer or the Company, such Seller must comply with any internal trading policies or similar policies of the Buyer in effect from time to time with respect to any Offer (as defined herein) or sale or proposed sale of Shares. It is understood by the parties that the Sellers' Representatives may deliver more than one Registration Notice pursuant to this Agreement.

                  With respect to any fiscal quarter, a "Resale Window" (y) shall begin on the date that is one full Business Day after the earlier of the date (A) the Buyer files a Quarterly Report on Form 10Q or Annual Report on Form 10K in respect of its most recently completed fiscal quarter or fiscal year, as the case may be, and (B) the Buyer issues a press release reporting its results of operations relating to the Buyer's most recently completed fiscal quarter or fiscal year, as the case may be, and (z) end on the last day of such fiscal quarter. For any period that any Seller holds any Registrable Securities, a Shelf Registration Statement is effective and a Delay Notice (as defined below) is not in effect, the Buyer agrees to use reasonable commercial efforts to issue a press release relating to the Buyer's most recently completed fiscal quarter or fiscal year, as the case may be, as promptly as practicable after the Buyer's independent public accountants have completed the applicable SAS 71 review related to such period (which, in the case such period is any fiscal year, such period shall be the fourth fiscal quarter). The Buyer agrees to use its commercially reasonable efforts to cause its independent public accountants to complete an applicable SAS 71 review as promptly as practicable following the end of such applicable fiscal quarter.

                  (b)      Delay Notices.

                           (i) If the Buyer determines in its reasonable judgment that the filing or effectiveness of, or sales pursuant to, any Shelf Registration Statement would require the Buyer to disclose any pending or anticipated acquisition or corporate reorganization, financing or other transaction or development involving the Buyer or any of its Subsidiaries and such public disclosure would be materially disadvantageous (a "Material Development Condition") to the Buyer, the Buyer may, at its option, notwithstanding any other provision of this Agreement, upon

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                  the delivery or transmission of a written notice from the
                  Buyer (a "Delay Notice") to such effect to the holders of Registrable Securities covered by such Shelf Registration Statement (A) to delay the filing or the effectiveness of, or suspend sales pursuant to, such Shelf Registration Statement until the earlier of ninety (90) days after the date of the Delay Notice or the date that the Material Development Condition ceases to exist or (B) to the extent required by applicable law, cause such Shelf Registration Statement to be withdrawn. In the event a Shelf Registration Statement is filed and subsequently suspended or withdrawn by reason of any Material Development Condition as provided herein, the Buyer shall either update the existing Shelf Registration Statement as required by applicable law or cause a new Shelf Registration Statement to be filed with the SEC not later than the earlier of ninety (90) days after the date of the Delay Notice or the date on which such Material Development Condition ceases to exist and, if applicable, to use its commercially reasonable efforts to cause such new Shelf Registration Statement to become effective as soon as practicable after such Material Development Condition ceases to exist. The Buyer may only deliver one Delay Notice during any three hundred sixty-five (365) day period.

                           (ii) Each Seller agrees that, upon receipt from the Buyer of a Delay Notice, such Seller will immediately discontinue sales of Registrable Securities pursuant to any Shelf Registration Statement until (A) the Sellers are advised in writing by the Buyer that the use of the prospectus relating to the applicable Shelf Registration Statement may be resumed and, if applicable, the Sellers receive copies of any required supplement or amendment to such prospectus or (B) the Sellers are advised in writing by the Buyer that a new Shelf Registration Statement has become effective under the Securities Act and the Sellers receive copies of any required prospectus.

                           (iii) Subject to Sections 2(a) and 2(b)(i), the Buyer will immediately notify the Sellers of the happening of any event, as a result of which the prospectus included or to be included in a Shelf Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading. The Sellers will immediately discontinue sales of Registrable Securities pursuant to such Shelf Registration Statement. Subject to Sections 2(a) and 2(b)(i), the Buyer will, as promptly as practicable, revise such prospectus as may be necessary so that such prospectus shall not include such an untrue statement of a material fact or omit to state such a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading. The Buyer will, as promptly as practicable, deliver copies of such revised prospectus to the Sellers. Subject to Sections 2(a) and 2(b)(i), following receipt of the revised prospectus, the Sellers will be free to resume disposition of such Registrable Securities provided that such dispositions are within the time periods specified in a previously delivered Registration Notice.

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                  (c)      Expenses. All expenses incurred by the Buyer in
         complying with this Section 2, including all registration and filing fees, shall be paid by the Buyer; provided, however, that all selling commissions, brokerage fees and expenses and transfer taxes in connection with sales of Shares covered by a Shelf Registration Statement shall be paid by the respective Sellers.

                  (d) Registration Procedures. If and whenever the Buyer is required by the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Buyer will take the actions described below in this Section 2(d).

                           (i) Copies of Prospectus. The Buyer shall promptly furnish to each Seller of Registrable Securities pursuant to a Shelf Registration Statement such number of copies (as reasonably requested by the Sellers' Representatives) of such Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in such Shelf Registration Statement and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such Seller's Registrable Securities.

                           (ii)     Listing. The Buyer shall cause all
                  Registrable Securities covered by any Shelf Registration Statement to be listed on the Stock Exchange.

                           (iii) General Compliance with Federal Securities Laws. The Buyer shall comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC.

                           (iv) Eligibility to Use Form S-3. During the period when any Registrable Securities are outstanding the Buyer agrees to use its commercially reasonable efforts to maintain its eligibility to use Form S-3 (or any successor form allowing for the incorporation of information therein by reference) to register Shares for re-sale under the Securities Act.

                           (v) Seller Information. Upon receipt of a Registration Notice, the Buyer shall promptly notify the Sellers' Representatives of all information the Buyer requires from the Sellers in order to effect the registration requested in such Registration Notice in compliance with applicable federal and state securities laws.

         3.       Indemnification.

                  (a) Indemnification by Buyer. Upon any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, to the extent permitted by law, the Buyer will indemnify and hold harmless each Seller, its partners, directors and officers and each other Person, if any, who controls such Seller within the meaning of the Securities Act or the Exchange Act (each such Person being a "Covered Person") against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect

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         thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Shelf Registration Statement under which any Registrable Securities were registered under the Securities Act, any preliminary or final prospectus contained in any Shelf Registration Statement, or any amendment or supplement to any Shelf Registration Statement or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Buyer will reimburse such Covered Person for any legal or any other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Buyer will not be liable to any Covered Person in any such case (x) to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Shelf Registration Statement or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Buyer, in writing, by or on behalf of such Covered Person specifically for use in the preparation thereof or (y) in the case of a sale directly by a Seller, such untrue statement or omission was contained in any prospectus and corrected in an amendment or supplement thereto provided to such Seller and thereafter such Seller failed to deliver a copy of the amended or supplemented prospectus at or prior to the confirmation of the sale of any Registrable Securities to the person asserting any such loss, claim, damage or liability.

                  (b) Indemnification by Sellers. Upon any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, then to the extent permitted by law, each Seller will indemnify and hold harmless the Buyer, each of its directors and officers and each Person (other than such Seller), if any, who controls the Buyer within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Buyer, such directors and officers, or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of a material fact contained in any Shelf Registration Statement under which any Registrable Securities were registered under the Securities Act, any preliminary or final prospectus contained in any Shelf Registration Statement, or any amendment or supplement to any Shelf Registration Statement or (ii) the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Buyer by or on behalf of such Seller, specifically for use in connection with the preparation of such Shelf Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Seller under this Section 3 will be limited to an amount equal to the net proceeds to such Seller (after deducting all brokerage commissions and all other expenses paid by such Seller in connection with any Shelf Registration Statement) from the disposition of Registrable Securities pursuant to all Shelf Registration Statements.

                  (c) Notice of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 3, such indemnified party will, if a

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         claim in respect thereof is to be made against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give such notice will not relieve such indemnifying party of its obligations under this Section 3, except to the extent that such indemnifying party is materially prejudiced by such failure. In case any such action is brought against an indemnified party, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and (subject to the following proviso) after notice from an indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party; provided, however, that the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party if representation of such indemnified party by counsel retained by the indemnifying party would be, in the opinion of counsel to the indemnifying party, inappropriate due to actual or potential conflict of interests between the indemnified party and the indemnifying party; provided, further, that in no event will the indemnifying party be required to pay the fees and expenses of more than one law firm as counsel for all indemnified parties pursuant to this sentence. If, within 30 days after receipt of the notice, such indemnifying party has not elected to assume the defense of the action, such indemnifying party will be responsible for any legal or other expenses reasonably incurred by such indemnified party in connection with the defense of the action, suit, investigation, inquiry or proceeding. An indemnifying party may, in the defense of any such claim or litigation, consent to the entry of a judgment or enter into a settlement without the consent of the indemnified party only if such judgment or settlement contains a general release of the indemnified party in respect of such claims or litigation and involves only a payment of monetary damages.

                  (d) Contribution. If the indemnification provided for in Sections 3(a) or 3(b) hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result

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         of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to in this Section 3(d) will include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         4.       Buyer's Right of First Refusal.

                  (a) If at any time a Seller desires to sell all or any Shares pursuant to a Shelf Registration Statement or otherwise, such Seller shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Buyer at the Right of Refusal Oxford Trading Price. The Offer shall disclose the number of Shares proposed to be sold and the total number of Shares owned by such Seller. The Offer shall further state that the Buyer may acquire, in accordance with this Section 4(a), each Offered Share for the Right of Refusal Oxford Trading Price. Sellers shall only be permitted to make an Offer in respect of Shares proposed to be sold pursuant to a Shelf Registration Statement during a Resale Window.

                  (b) If the Buyer desires to purchase any of the Offered Shares, the Buyer must, within one Business Day (the "Buyer Refusal Period") following receipt of the Offer, give written notice ("Buyer Notice") to such Seller of its election to purchase all or a portion of the Offered Shares. Failure by the Buyer to exercise its right of first refusal within the Buyer Refusal Period shall be deemed a waiver of such right with respect to that particular Offer only.

                  (c) Sales of the Offered Shares to be sold to the Buyer pursuant to this Section 4 shall be made at the offices of the Buyer on the third Business Day following the date the Offer was made (the "Right of Refusal Sale Date"). Such sales shall be effected by such Seller delivering to the Buyer a certificate or certificates evidencing the Offered Shares to be purchased by the Buyer, duly endorsed for transfer to the Buyer, against payment to such Seller by the Buyer of the Right of Refusal Oxford Trading Price multiplied by the number of Offered Shares to be purchased by the Buyer. The number of Offered Shares to be purchased by the Buyer and the Right of Refusal Oxford Trading Price shall be adjusted as necessary to reflect any forward or reverse stock split, stock dividend, recapitalization or other similar change with respect to shares of Common Stock that occurs after the Right of Refusal Oxford Trading Price is determined and prior to the applicable Right of Refusal Sale Date.

                  (d) If the Buyer does not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by such Seller at any time within ninety (90) days after the date the Offer was made. Any Offered Shares not sold within such 90-day period shall once again be subject to the requirements of a prior offer to the Buyer pursuant to this Section 4.

                  (e) In the event the Buyer has delivered a Buyer Notice in accordance with this Section 4 and subsequently breaches its obligation to purchase the Offered Shares

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         described in such Buyer Notice, this Section 4 shall cease to be in effect and the Sellers shall not be required to further comply with the provisions of this Section 4.

         5. Information Requirements. The Buyer covenants that, if at any time any Seller holds Registrable Securities and the Buyer is not subject to the reporting requirements of the Exchange Act, it will make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act and cooperate with such Seller and take such further reasonable action as such Seller may reasonably request in writing, all to the extent required from time to time to enable such Seller to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act and customarily taken in connection with sales pursuant to such exemptions.

         6.       Miscellaneous.

                  (a) Sellers' Representatives. The appointment and removal of the Sellers' Representatives, as well as the authority of the Company and the Buyer to rely on the consent and approval of the Sellers' Representatives, shall be governed by Section 7.7 of the Purchase Agreement. Any action taken by the Sellers' Representatives with respect to this Agreement shall bind and otherwise affect any rights and obligations of each Seller hereunder.

                  (b) Entire Agreement; Waivers. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by the Buyer, by the Buyer, and (ii) in the case of a waiver by the Sellers, by the Sellers' Representatives.

                  (c) Amendment or Modification. The parties hereto may amend or modify this Agreement only by a written instrument executed by the Buyer and the Sellers' Representatives, and any such amendment or modification shall be enforceable against the Buyer and all the Sellers.

                  (d) Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

                  (e) Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted transferees and assigns (each of which transferees and assigns shall be deemed to be a party hereto for all purposes hereof); provided, however, that (i) no transfer or assignment by any party hereto shall be permitted without the prior written consent of the other parties hereto and any such attempted transfer or assignment without consent shall be null and void, provided, however, that Buyer may assign this Agreement to any purchaser of all or substantially all capital stock or assets of the Company and (ii) no transfer or assignment by any party hereto shall relieve such party of any of its obligations hereunder.

                  (f) Notices. Any notices or other communications required or permitted hereunder shall be deemed to have been properly given and delivered if in writing by such party or its legal representative and delivered personally or sent by nationally recognized overnight courier service guaranteeing overnight delivery, or registered or certified mail, postage prepaid, addressed as follows:

         If to any Seller or the Sellers'
         Representatives:                  c/o Viewpoint International, Inc.
                                           1071 Avenue of the Americas
                                           New York, NY 10081
                                           Attn: S. Anthony Margolis

         and                               c/o Saunders Karp & Megrue LLC
                                           262 Harbor Drive
                                           Stamford, CT 06902
                                           Attn: David J. Oddi

         With a copy to:                   Alston & Bird LLP
                                           90 Park Avenue
                                           New York, New York 10016
                                           Attn: William S. Sterns, III, Esq.

         and                               Ropes & Gray
                                           One International Place
                                           Boston, MA 02110
                                           Attn: Daniel S. Evans, Esq.

         If to the Buyer:                  Oxford Industries, Inc.
                                           222 Piedmont Avenue, N.E.
                                           Atlanta, Georgia 30308-3391
                                           Attn: Thomas C. Chubb, III, Esq.

         With a copy to:                   King & Spalding LLP
                                           191 Peachtree Street, N.E.
                                           Atlanta, Georgia 30303-1763
                                           Attn: Russell B. Richards, Esq.

         Unless otherwise specified herein, such notices or other communications shall be deemed given (a) on the date delivered, if delivered personally, (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery, and (c) five (5)

Business Days after being sent, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by delivering notice as aforesaid to each of the other parties hereto.

                  (g) Headings. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof.

                  (h) Third-Party Beneficiaries. Except as otherwise set forth herein, nothing in this Agreement is intended or shall be construed to entitle any Person, other than the parties hereto, their respective transferees and assigns permitted hereby, to any claim, cause of action, remedy or right of any kind.

                  (i) Counterparts. This Agreement and any claims related to the subject matter hereof may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                  (j) Governing Law. This Agreement and any claims related to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

                  (k) Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Subsidiaries to submit, to the exclusive jurisdiction of the state courts of the State of New York located in New York County or the United States District Court for the Southern District of New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives, and agrees to cause each of its Subsidiaries to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Subsidiaries to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named court whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6(f) is reasonably calculated to give actual notice.

                  (l) WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HERETO HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS SUBSIDIARIES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF ITS SUBSIDIARIES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION, SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. THE BUYER ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE SELLERS THAT THIS SECTION 6(L) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE SELLERS ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6(L) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.

THE SELLERS:                           SKM-TB, LLC

                                          By: SKM EQUITY FUND III, L.P.

                                          By: SKM PARTNERS, L.L.C.

                                          By:         /s/ David J. Oddi
                                              ----------------------------------
                                              Name: David J. Oddi
                                                    A duly authorized signatory

                                       WHOLE DUTY INVESTMENT, LTD.

                                       By:              /s/ CT Yeung
                                           -------------------------------------
                                           Name: CT Yeung
                                                 A duly authorized signatory

                                               /s/ S. Anthony Margolis
                                       -----------------------------------------
                                                  S. Anthony Margolis

                                       MARGOLIS FAMILY STOCK TRUST u/a/d
                                          MAY 1, 2001

                                       By:      /s/ William S. Sterns, III
                                           -------------------------------------
                                           Name:  William S. Sterns, III
                                           Title: Trustee

                                              /s/ Lucio Dalla Gasperina
                                       -----------------------------------------
                                                 Lucio Dalla Gasperina

                                       BONITA BEACH BLUES, INC.

                                       By:          /s/ Robert Emfield
                                           -------------------------------------
                                           Name:  Robert Emfield
                                           Title: President

SELLERS' REPRESENTATIVES:                         /s/ David J. Oddi
                                       -----------------------------------------
                                                    David J. Oddi

                                                /s/ S. Anthony Margolis
                                       -----------------------------------------
                                                  S. Anthony Margolis

THE BUYER:                             OXFORD INDUSTRIES, INC.

                                       By:        /s/ J. Hicks Lanier
                                           -------------------------------------
                                           Name:  J. Hicks Lanier
                                           Title: Chairman, President & Chief
                                                  Executive Officer

                                   SCHEDULE 1

                                     SELLERS

1.       SKM-TB, LLC

2.       Whole Duty Investments, LTD.

3.       S. Anthony Margolis

4.       Margolis Family Stock Trust u/a/d May 1, 2001

5.       Lucio Dalla Gasperina

6.       Bonita Beach Blues, Inc.